EXHIBIT 21.1

SUBSIDIARIES OF PROLOGIS, INC. AND PROLOGIS L.P.

Prologis, L.P. is a direct subsidiary of Prologis, Inc. Prologis, L.P. and its 342 domestic and 217 foreign subsidiaries are in the real estate operations, development and strategic capital business. The following is a list of additional subsidiaries of Prologis, L.P. at December 31, 2023:

Name of Entity	Jurisdiction of Organization
Entities that engage in real estate operations, development and strategic capital:
AMB Asia LLC and seventy-six foreign subsidiaries	Delaware
DCT Industrial TRS Inc. and four subsidiaries	Delaware
DCT Industrial Value Fund I, Inc. and fourteen subsidiaries	Maryland
Liberty L.P. and its fifty-nine domestic subsidiaries and eighteen foreign subsidiaries are direct subsidiaries of Liberty Property Trust	Pennsylvania
Duke Realty Limited Partnership and one hundred one subsidiaries	Delaware
Duke Realty Construction Inc. and eight subsidiaries	Delaware
Palmtree Acquisition Corporation and forty-three subsidiaries	Delaware
PLD-TRS Holding LLC and one subsidiary	Delaware
PLD GBP Finance LP	Delaware
PLD International Finance, LP and two domestic and three foreign subsidiaries	Delaware
PLD International Holding L.P. and one hundred ninety foreign subsidiaries	Delaware
Prologis 2, L.P. and six subsidiaries	Delaware
Prologis Brazil Logistics Partners Fund I, L.P. and six foreign subsidiaries	Delaware
Prologis USLV Operating Partnership, L.P. and one hundred five subsidiaries	Delaware
Prologis Logistics Services Incorporated and eighty-four domestic and thirty-one foreign subsidiaries	Delaware
Prologis UK Holdings S.A. and eighty-four foreign subsidiaries	Luxembourg

Entities that engage in providing management services:
Liberty Property Trust UK Ltd	United Kingdom
Prologis California Inc.	Delaware
Prologis Management LLC	Delaware
Prologis de Mexico S.A. de C.V.	Mexico
Prologis Japan Management LLC and three foreign subsidiaries	Delaware
Prologis Management Services Sarl and two foreign subsidiaries	Luxembourg
Prologis Directorship BV	Netherlands
Prologis Directorship II BV	Netherlands
Prologis Directorship Sarl	Luxembourg
Prologis B.V. and eleven foreign subsidiaries	Netherlands
Prologis Management B.V. and one foreign subsidiary	Netherlands
Prologis Norway Management AS	Norway
Prologis UK Financial Services Limited	United Kingdom
Prologis UK Limited and one foreign subsidiary	United Kingdom
PLD Finance Management LLC	Delaware
PLD Finance Management BV	Netherlands

Other entities:
Solutions Insurance Ltd.	Bermuda